Exhibit 10.5

Free English Translation

SECOND ADDENDUM TO THE PRIVATE DEED OF THE 2ND (SECOND) ISSUE OF SIMPLE DEBENTURES, NOT CONVERTIBLE INTO SHARES, OF THE TYPE WITH REAL GUARANTEE, WITH ADDITIONAL FIDUCIARY GUARANTEE, IN A SINGLE SERIES, FOR PUBLIC DISTRIBUTION, REGISTERED UNDER THE AUTOMATIC RITE, OF AURA ALMAS MINERAÇÃO S.A.

between

AURA ALMAS MINERAÇÃO S.A.,

as Issuer,

AURA MATUPÁ MINERAÇÃO LTDA.

as Guarantor and Consenting Party

and

OLIVEIRA TRUST DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS S.A.,

as Fiduciary Agent, representing the community of Debenture Holders

Dated

October 15, 2024

SECOND ADDENDUM TO THE PRIVATE DEED OF THE 2ND (SECOND) ISSUE OF SIMPLE DEBENTURES, NOT CONVERTIBLE INTO SHARES, OF THE TYPE WITH REAL GUARANTEE, WITH ADDITIONAL FIDUCIARY GUARANTEE, IN A SINGLE SERIES, FOR PUBLIC DISTRIBUTION, REGISTERED UNDER THE AUTOMATIC RITE, OF AURA ALMAS MINERAÇÃO S.A.

By this private instrument, the parties qualified below (each, individually, "Party" and, jointly, "Parties"):

I.         as issuer and offeror of the debentures subject to this Deed of Issue (as defined below):

AURA ALMAS MINERAÇÃO S.A., a publicly traded company, category "B" before the Brazilian Securities and Exchange Commission ("CVM"), in the operational phase, headquartered in the City of Almas, State of Tocantins, at Fazenda Mateus Lopes, S/N, Zona Rural, CEP 77310-000, registered with the National Register of Legal Entities of the Ministry of Finance ("CNPJ") under No. 08.213.823/0001-07, with its articles of incorporation registered with the Commercial Registry of the State of Tocantins ("JUCETINS") under NIRE 17.300.009.423 ("Issuer"), hereby represented in the form of its bylaws; and

II.          as fiduciary agent, appointed in this Deed of Issue, representing the community of holders of the Debentures (as defined below) ("Debenture Holders" and, individually, "Debenture Holder"):

OLIVEIRA TRUST DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS S.A., company by shares, headquartered in the city of São Paulo, State of São Paulo, at Avenida das Nações Unidas, nº 12.901, 11º andar, conjuntos 1101 e 1102, Torre Norte, Centro Empresarial Nações Unidas (CENU), Brooklin, CEP 04.578-910, registered with the CNPJ under nº 36.113.876/0004-34 ("Fiduciary Agent"), hereby represented in the form of its bylaws, as fiduciary agent for this issue.

III.       as real guarantor and consenting party:

AURA MATUPÁ MINERAÇÃO LTDA., a limited company, with headquarters in the municipality of Guarantã do Norte, State of Mato Grosso, at Rua Quatro, nº 205, quadra 19, lote 09, CEP 78.520-000, registered with the CNPJ under No. 17.708.824/0001-13 with its articles of incorporation registered with the Commercial Registry of the State of Mato Grosso ("JUCEMAT") under NIRE No.  51.201.368.597, hereby represented in the form of its articles of incorporation ("Guarantor").

(i)    on September 8, 2024, the Parties entered into the "Private Deed of the 2nd (Second) Issue of Simple Debentures, Not Convertible into Shares, of the Type with Real Guarantee, with Additional Fiduciary Guarantee, in a Single Series, for Public Distribution, Registered Under the Automatic Rite, by Aura Almas Mineração S.A", as amended ("Deed of Issue"), which was duly registered with JUCETINS, on September 13, 2024, under No. ED000111000, to govern the terms and conditions of the public distribution, pursuant to CVM Resolution No. 160, of July 13, 2022, as amended ("CVM Resolution 160"), of the simple debentures, not convertible into shares, of the type with real guarantee, with additional fiduciary guarantee, in a single series, of the 2nd (second) issue of the Issuer ("Debentures" and "Issue", respectively);

(ii)    on September 25, 2024, the Parties entered into the "First Amendment to the Private of Deed of the 2nd (Second) Issue of Simple Debentures, Not Convertible into Shares, of the Type with Real Guarantee, with Additional Fidejussory Guarantee, in Single Series, for Public Distribution, Registered Under the Automatic Rite, of Aura Almas Mineração S.A" ("First Amendment to the Deed of Issue"), which was duly registered with JUCETINS, on September 30, 2024, under No. AD000111001, in order to increase the total amount of the Issue, as well as modify certain clauses and conditions;

(iii)    the Issue and the execution of the Offer Documents (as defined in the Issue Deed) by the Issuer were carried out based on the resolutions of the Extraordinary General Meeting of the Issuer held on September 8, 2024 and September 25, 2024 ("Issuer's Corporate Approvals"), the minutes of which were duly registered with JUCETINS on September 12, 2024, under No. 20240604865 and on September 30, 2024, under No. 20240647955, respectively. The Issuer's Corporate Approvals were published in the "Daqui - Tocantins" newspaper on September 14, 2024 and October 2, 2024, respectively ("Issuer's Newspaper");

(iv)    the constitution of the Pledge of Mining Rights of the Guarantor (as defined in the Issue Deed) and the execution of the Offer Documents by the Guarantor, as applicable, were carried out on the basis of the Meeting of Partners of the Guarantor held on August 8, 2008, September 2024 and September 25, 2024 ("Guarantor's Corporate Approvals"), the minutes of which were duly registered JUCEMAT on September 12, 2024, under No. 3335097 and on October 2, 2024, under No. 3346720, respectively. The Issuer's Corporate Approvals were published in the newspaper "Diário de Cuiabá" on September 20, 2024 and October 4, 2024, respectively ("Jornal da Garantidora");

(v)    as provided for in Clauses 2.3.2 and 3.6.2 of the Deed of Issue, on October 15, 2024, a procedure was carried out to collect investment intentions in the Debentures, conducted with an institution that is part of the securities distribution system ("Lead Manager") with Professional Investors (as defined in the Issue Deed), through which the final rate of remuneration applicable to the Debentures was defined ("Bookbuilding Procedure");

(vi)    pursuant to Clauses 2.3.2 and 3.6.2 of the Deed of Issue, the Deed of Issue shall be amended to reflect the result of the Bookbuilding Procedure, without the need for a new corporate resolution by any of the Parties or approval by a General Meeting of Shareholders or Debenture holders (as defined in the Issue Deed); and

(vii)   the Parties wish to amend the Deed of Issue to reflect the result of the Bookbuilding Procedure.

(The Parties hereby resolve, in due form of law, to enter into this "Second Amendment to the Private Deed of the 2nd (Second) Issue of Simple Debentures, Not Convertible into Shares, of the Type with Real Guarantee, with Additional Fiduciary Guarantee, in a Single Series, for Public Distribution, Registered Under the Automatic Registration Rite, of Aura Almas Mineração S.A." ("Amendment"), subject to the following clauses and conditions:

CLAUSE ONE - DEFINED TERMS

1.1     Terms beginning with capital letters used in this Addendum which are not expressly defined herein shall have the respective meanings assigned to them in the Deed of Issue.

CLAUSE TWO - REQUIREMENTS

2.1.     Pursuant to Clause 2.3.1 of the Deed of Issue, unless otherwise regulated by the CVM, pursuant to paragraph 5 of article 62 of the Brazilian Corporation Law, this Amendment must be filed with the JUCETINS, and one (1) original copy of this Amendment must be sent to the CVM.

The Amendment filed with JUCETINS must be sent by the Issuer to the Fiduciary Agent 5 (five) Business Days of obtaining the filing.

CLAUSE THREE - AMENDMENTS

3.1.     The Parties hereby resolve, in view of the conclusion and outcome of the Bookbuilding, to amend Clauses 2.3.2; 3.6.2; 4.2.2.1 and 4.2.2.2 of the Deed of Issue.

3.2.     In view of the provisions of Clause 3.1 above, the amended Clauses of the Deed of Issue shall come into force with the following new wording:

"2.3.2     The result of the Bookbuilding Procedure (as defined below) was ratified by means of the "Second Amendment to the Private Instrument of Deed of the 2nd (Second) Issue of Simple Debentures, Not Convertible into Shares, of the Type with Real Guarantee, with Additional Fiduciary Guarantee, in a Single Series, for Public Distribution, Registered Under the Automatic Registration Rite, of Aura Almas Mineração S.A.", entered into on October 15, 2024 ("Bookbuilding Amendment"), which must be filed with JUCETINS under the terms of Clause 2.3.1 above, without the need for new corporate approval by the Issuer or a General Meeting of Debenture Holders (as defined below)."

“3.6.2     The Lead Manager organized the procedure for collecting investment intentions from potential investors of the Debentures, pursuant to CVM Resolution 160, and defined, in agreement with the Issuer, the final rate of the Remuneration of the Debentures ("Bookbuilding Procedure")."

"4.2.2.1.    Interest shall be paid on the Nominal Unit Value or the balance of the Nominal Unit Value of the Debentures, as the case may be, corresponding to the variation accumulated at 100% (one hundred percent) of the average daily rates of the one-day Interbank Deposit (DI), "over extra-group", expressed as a percentage per annum, based on 252 (two hundred and fifty-two) Business Days, calculated and published daily by B3, in the daily information available on its website (http://www.b3.com.br) ("DI Rate"), plus a spread (surcharge) of 1.60% (one whole and sixty hundredths percent) per annum, based on 252 (two hundred and fifty-two) Business Days ("Remuneration")."

"4.2.2.2.    The Remuneration shall be calculated exponentially and cumulatively pro rata temporis per Business Days elapsed, levied on the Nominal Unit Value of the Debentures or on the balance of the Nominal Unit Value of the Debentures, as the case may be, from the Profitability Commencement Date, or the Remuneration Payment Date (as defined below) immediately preceding (inclusive), as applicable, until the Remuneration Payment Date in question, the payment date as a result of the early maturity of the obligations arising from the Debentures, under the terms of this Deed of Issue, the payment date for the redemption of all the Debentures arising from the Early Redemption Offer, the Optional Early Redemption and the Optional Acquisition, with total cancellation of the Debentures, whichever occurs first. Remuneration will be calculated according to the following formula:

J = VNe x (Interest Factor - 1)

Where:

J = unit value of the Remuneration due at the end of the Capitalization Period (as defined below), calculated to 8 (eight) decimal places, without rounding;

VNe = Nominal Unit Value or balance of the Nominal Unit Value of the Debenture, informed/calculated to eight (8) decimal places, without rounding; and

Interest Factor = Interest Factor composed of the fluctuation parameter plus the spread calculated to 9 (nine) decimal places, with rounding. Calculated as follows:

Interest Factor= (DI Factor x Spread Factor)

Where:

DI Factor = product of the DI-Over Rates, using the percentage applied, from the start date of the Capitalization Period, inclusive, to the calculation date (exclusive), calculated to 8 (eight) decimal places, with rounding, as follows:

Where:

nD I= total number of DI-Over Rates taken into account when updating the asset, where "nDI" is an integer;

TDIk = DI-Over rate, expressed per day, calculated to 8 (eight) decimal places with rounding, calculated follows:

Dik = DI-Over Rate, published by B3, valid for 1 (one) Business Day (overnight), used to 2 (two) decimal places;

Dk = 1 (one); and

Spread Factor = fixed interest surcharge, calculated to 9 (nine) decimal places, rounded, as follows:

Where:

Spread = 1.6000 (one whole and sixty hundredths percent)

DP = the number of working days between the last Capitalization Period and the current date, where "DP" is an integer.

(...)"

CLAUSE FOUR - RATIFICATIONS

4.1.     All other clauses, items, characteristics and conditions contained in the Deed Issue that have not been expressly amended by this Amendment are hereby ratified and remain in full force and effect as they stand.

4.2.     The Issuer hereby declares and guarantees to the Fiduciary Agent that all the declarations and guarantees provided for in the Deed of Issue not expressly amended by this Amendment remain true, correct and fully valid and effective on the date of signature of this Amendment.

CLAUSE FIVE - GENERAL PROVISIONS

5.1.     This Amendment is irrevocable and irreversible and binds the Parties and their successors in title.

5.2.     This Amendment constitutes an extrajudicial enforcement instrument, pursuant to article 784, items I and III, of Law No. 13,105, of March 16, 2015, as amended ("Code of Civil Procedure"), and the Parties hereby acknowledge that, irrespective of any other applicable measures, the obligations assumed under the terms of the Deed are subject to specific execution, subject to the provisions of articles 815 et seq. of the Code Civil Procedure, without prejudice to the right to declare the early maturity of the Debentures under the terms of the Deed.

5.3.     This Amendment shall be signed by electronic, digital and/or computerized means, with electronic signatures made by means of a digital certificate, validated in accordance with the Brazilian Public Key Infrastructure , under the terms of the Provisional Measure No. 2.200-2, of August 24, 2001, it being understood that the Parties recognize this form of contract as valid and fully effective, constituting a legitimate and sufficient form for proving the identity and validity of the declaration of will of the Parties to enter into any amendments, and must, in any case, comply with the rules in force for verifying the authenticity of the signatures of the Parties.

5.4.     The jurisdiction of the District of São Paulo, State of São Paulo, is hereby elected to settle any doubts or controversies arising from this Amendment, waiving any other jurisdiction, however privileged it may be.

And being thus just and contracted, the Issuer, the Guarantor and the Fiduciary Agent sign this Amendment, in electronic form.

São Paulo/SP, October 15, 2024.

(Signatures follow on the next page.)

(The rest of this page has been intentionally left blank.)

Signature Page 1/2 of the "Second Amendment to the Private Deed Instrument of the 2nd (Second) Issue of Simple Debentures, Not Convertible into Shares, of the Type with Real Guarantee, with Additional Fidejussory Guarantee, in a Single Series, for Public Distribution, Registered Under the Automatic Rite, By Aura Almas Mineração S.A."

AURA ALMAS MINERAÇÃO S.A.

/s/ Natasha Utescher	/s/ Marcus Vinicius Oliveira Cavalcanti

AURA MATUPÁ MINERAÇÃO LTDA.

/s/ Simone Pereira Goncalves	/s/ Pitagoras Soares da Costa

OLIVEIRA TRUST DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS S.A.

/s/ Bianca Galdino Batistela	Nilson Raposo Leite

Signature Page 2/2 of the "Second Amendment to the Private Deed Instrument of the 2nd (Second) Issue of Simple Debentures, Not Convertible into Shares, of the Type with Real Guarantee, with Additional Fidejussory Guarantee, in a Single Series, for Public Distribution, Registered Under the Automatic Rite, By Aura Almas Mineração S.A."

WITNESSES:

/s/ Wendell Luiz Teixeira Almeida	/s/ Bruno Inocencio